Exhibit 99.1



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                                                          There is a difference.
PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                        Georgetown Bancorp, Inc. Reports
                 Increased Profitability for Three Months Ended
                               September 30, 2009

         GEORGETOWN, MASSACHUSETTS, October 23, 2009 -
         Georgetown Bancorp, Inc. (OTCBB: GTWN) (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported net income for the three months ended September 30, 2009 of $158,000, or $.06 per basic and diluted share, compared to net income of $12,000 or $.00 per basic and diluted share for the three months ended September 30, 2008.

         Robert E. Balletto, President and Chief Executive Officer, said, "I am pleased with our continued improvement, as most of our financial performance measurements are trending favorably. We continue to experience minimal asset quality problems, as evidenced by a low level of non-performing loans and loan charge-offs. We have been successful in executing one of our strategic goals, the restructuring of our loan portfolio by increasing non-residential loans in a prudent manner. Our non-residential loans as a percentage of total loans have increased from 19% to 39% during the past two years. We expect to direct more effort and resources towards the development of our residential mortgage banking business in the coming months, which is another strategic goal of the Company.
Additional success in this business area will provide us with diversification of our sources of noninterest income. We believe that these strategies will continue to be beneficial to the Company and will lead to an increase in shareholder value in the long-term."

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                                Georgetown Bancorp, Inc.
                                Selected Financial Data
-------------------------------------------------------------------------------------------


                                                        At or for the        At or for the
                                                      Three Months Ended      Year Ended
                                                      September 30, 2009    June 30, 2009
                                                      ------------------   ---------------
                                                     (Dollars in thousands, except share data)
Selected Financial Condition Data:
Total assets                                            $       195,195    $       201,191
Cash and cash equivalents                                         6,028             11,356
Loans receivable, net                                           162,801            163,825
Allowance for loan losses                                         1,491              1,455
Investment securities (1)                                        15,058             14,487
Deposits                                                        138,460            141,126
Borrowings                                                       37,288             40,788

Total stockholders' equity                                       17,545             17,317
Stockholders' equity to total assets at end of period              8.99%              8.61%
Total shares outstanding                                      2,638,387          2,638,387

Asset Quality Data:
Total non-performing loans                              $           729    $           737
Other real estate owned                                              --                 --
Total non-performing assets                                         729                737
Non-performing loans to total loans                                0.44%              0.45%
Non-performing assets to total assets                              0.37%              0.37%
Allowance for loan losses to non-performing loans                204.53%            197.42%
Allowance for loan losses to total loans                           0.91%              0.88%
Loans charged off                                       $             3    $            15
Recoveries on loans previously charged off                            6                 10


                                                                Three Months Ended
                                                                  September 30,
                                                             2009               2008
                                                        ---------------    ---------------
                                                  (Dollars in thousands, except per share data)
Selected Operating Data:
Interest and dividend income                            $         2,612    $         2,550
Interest expense                                                  1,031              1,168
                                                        ---------------    ---------------
   Net interest income                                            1,581              1,382
Provision for loan losses                                            33                 87
                                                        ---------------    ---------------
    Net interest income after
        provision for loan losses                                 1,548              1,295
Non-interest income                                                 239                148
Non-interest expense                                              1,528              1,405
                                                        ---------------    ---------------
Income before income taxes                                          259                 38
Income tax provision                                                101                 26
                                                        ---------------    ---------------
   Net income                                           $           158    $            12
                                                        ===============    ===============

Net income per share: basic and diluted                 $          0.06    $          0.00

Performance Ratios:
Return on average assets                                           0.32%              0.03%
Return on average equity                                           3.62%              0.28%
Interest rate spread                                               3.11%              2.78%
Net interest margin                                                3.41%              3.17%
Efficiency ratio                                                  83.98%             91.81%
Non-interest expense to average total assets                       3.09%              3.04%

(1) Does not include Federal Home Loan Bank Stock of $3.1 million

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About Georgetown Bancorp, Inc.
------------------------------

Georgetown Bancorp, Inc. is the holding company for Georgetown Savings Bank. Georgetown Savings Bank, with branch offices in Georgetown, North Andover and Rowley, Massachusetts, is committed to making a positive difference in the communities we serve. We strive to deliver exceptional personal service at all times and to help each of our customers achieve their unique financial goals through a competitive array of commercial and consumer banking services. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call
                                                   --------------------
978-352-8600.


Forward-looking statements
--------------------------

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

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